Exhibit 10.6
PREMIUM LETTER
April 4, 2007
Santander Consumer USA Inc.
8585 North Stemmons Freeway, Suite 1100-N
Dallas, TX 75247
Santander Drive Auto Receivables Trust 2007-1
c/o U.S. Bank Trust National Association, as Owner Trustee
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
Wells Fargo Bank, National Association
  as Indenture Trustee
Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, MN 55479
$1,200,000,000
Santander Drive Auto Receivables Trust 2007-1
Asset Backed Notes
Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes
Ladies and Gentlemen:
     This letter (this “Premium Letter”) will confirm the agreement of Santander Consumer USA Inc. (the “Originator”), Santander Drive Auto Receivables Trust 2007-1 (the “Issuer”), Wells Fargo Bank, National Association (the “Indenture Trustee”) and Financial Guaranty Insurance Company (“FGIC”) that the following nonrefundable payments and other obligations are to be made and undertaken in connection with, and subject to, the closing of the above-described transaction and in consideration of the issuance by FGIC of its Financial Guaranty Insurance Policy (the “Note Policy”) and its Financial Guaranty Insurance Policy for Swap Agreement (together, with the Note Policy, the “Policies”) in respect thereof. The Premium paid to FGIC shall be nonrefundable for any reason whatsoever, including the lack of any payment under the Policies or any other circumstances relating to the Notes or provision being made for payments of the Notes prior to maturity.
     This Premium Letter is the Premium Letter referred to in the Insurance Agreement dated as of April 4, 2007 (the “Insurance Agreement”) by and among FGIC, as Insurer, the Originator, Santander Drive Auto Receivables LLC, as Seller, the Issuer, U.S. Bank Trust National Association, as Owner Trustee, Drive Warehouse LP, as Transferor, and the Indenture Trustee. The obligations of the Issuer hereunder constitute an obligation of the Issuer under the Insurance Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Insurance Agreement or the Sale and Servicing Agreement dated as of April 4, 2007

(the “Sale and Servicing Agreement”) by and among the Issuer, the Seller, the Servicer and the Indenture Trustee, as Backup Servicer and Indenture Trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof.
     1. Fees. On the Closing Date, the Originator or the Issuer shall pay (a) the legal fees and expenses of Kutak Rock LLP for this transaction in the amount billed by Kutak Rock LLP, (b) the fees and expenses of The Acuiti Group for this transaction in an amount equal to $17,946.77 and (c) the fees and expenses of FGIC’s accountants for this transaction in an amount equal to $4,950. The amount set forth in clause (c) above shall be wired to FGIC’s account set forth in Section 3 below. The amount set forth in clause (a) above shall be wired to the account designated in writing by Kutak Rock LLP. The amount set forth in clause (b) above shall be wired to the account designated in writing by The Acuiti Group.
     2. Premium. The Issuer shall pay to FGIC on each Payment Date, pursuant to Section 4.4 of the Sale and Servicing Agreement or Section 5.4 of the Indenture, as applicable,
     (a) on the Payment Date in April 2007, the product of (x) the Premium Rate times (y) the number of days from and including the Closing Date to but excluding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the outstanding principal balance of the Notes as of the Closing Date, which equals $92,000.
     (b) commencing on the Payment Date in May 2007 and on each Payment Date thereafter, an amount equal to the product of (x) one-twelfth of the Premium Rate and (y) the outstanding principal balance of the Notes with respect to such date (prior to giving effect to any distributions on such date), which amounts shall constitute the “Premium” referred to in Section 3.02 of the Insurance Agreement.
The “Premium Rate” is 23 basis points per annum. The amount of Premium due on each Payment Date shall be rounded to the nearest dollar and wired to the FGIC account set forth below.
     3. Unless another account is designated to you in writing by FGIC, federal funds wire transfers to FGIC should be made with the following details specifically stated on the wire instructions:
FGIC wiring instructions:
Account Name: Financial Guaranty Insurance Company
JPMorgan Chase Bank, N.A.
Routing/Transit No. 021000021
For Credit to Financial Guaranty Insurance Company
Branch and Account No. 904951812
REF: Santander Drive 2007-1
FGIC Policy Number: 07030011
     4. The Indenture Trustee hereby acknowledges its obligation to pay the amounts set forth above from moneys of the Issuer pursuant to the terms of the Sale and Servicing Agreement and the Indenture to the extent the Issuer has such funds available for this purpose as set forth in the Sale and Servicing Agreement and the Indenture.
     5. It is expressly understood and agreed by and among the parties hereto (i) that this Premium Letter is executed and delivered by U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Amended and Restated Trust Agreement dated as of April 4, 2007 (the “Trust Agreement”) between U.S. Bank Trust National Association, as Owner Trustee, and Santander Drive Auto Receivables LLC, as Depositor, in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made herein by the Issuer or the Owner Trustee are not personal representations, undertakings and agreements of U.S. Bank Trust National Association, but are binding only on the Issuer, (iii) nothing contained herein shall be construed as creating any liability on U.S. Bank Trust National Association, individual or personally, to perform any covenant of the Owner Trustee or the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under any such party, and (iv) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expense of the Owner Trustee or the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee or the Issuer under this Premium Letter.
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Sincerely,

FINANCIAL GUARANTY INSURANCE COMPANY

By	/s/ Matthew Fanelli

Name: Matthew Fanelli Title: Director

ACKNOWLEDGED AND AGREED

SANTANDER CONSUMER USA INC.

By	/s/ Jim W. Moore
Name: Jim W. Moore
Title: Vice President

SANTANDER DRIVE AUTO RECEIVABLS TRUST 2007-1

By	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Owner Trustee

By	/s/ Sterling C. Correia

Name: Sterling C. Correia
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Indenture Trustee

By	/s/ Marianna C. Stershic

Name: Marianna C. Stershic
Title: Vice President